SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
- --------------------------------------

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
- --------------------------------------

SUNAMERICA INC.
(Exact name of Registrant as specified in its charter)

  Maryland                                      86-0176061
  (State or other jurisdiction of         (I.R.S. Employer Iden-
  incorporation or organization)          tification No.)

  1 SunAmerica Center
  Los Angeles, California                       90067-6022
  (Address of Principal                         (Zip Code)
  Executive Offices)

                   SUNAMERICA 1995 PERFORMANCE STOCK PLAN
                          (Full Title of the Plan)
                         --------------------------
                            Keith C. Honig, Esq.
                              Associate Counsel
                             1 SunAmerica Center
                     Los Angeles, California  90067-6022
                         (Name and address of agent
                                for service)

                               (310) 772-6000
            (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

                        Proposed    Proposed    Amount
Title       Amount      Maximum     Maximum     of
of          to be       Offering    Aggregate   Regist-
Securities  Registered  Price Per   Offering    ration
Registered  (1)         Share(2)    Price(2)    Fee
- ----------  ----------  ---------   ---------   -------
Common      650,000     $39.875     $25,268,750 $8,713
Stock,      shares
$1.00 par   ==========  =========   =========== =======
value
==========

(1) Represents the maximum number of shares to be issued under the SunAmerica 1995 Performance Stock Plan assuming all awards authorized thereunder are made. Such additional indeterminable amount of the Company's Common Stock is hereby registered as may be required by reason of the "Adjustments" section of the Plan referred to herein.

(2) Estimated (solely for the purpose of calculating the registration fee) in accordance with Rule 457(h) on the basis of the average high and low prices on the New York Stock Exchange of the Registrant's Common Stock on January 30, 1995, as published in the Wall Street Journal.

                              1 out of 9 pages



PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents.

(a) The Registrant's latest Annual Report on Form 10-K for its fiscal year ended September 30, 1994 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such latest Annual Report referred to in (a) above.

(c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

(d)   All other documents subsequently filed by the Registrant pursuant to
      Section 13(a), 13(c), 14 and 15(d) of the Exchange Act.



Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 2-418 of the Maryland General Corporation Law permits the indemnification of directors, officers, employees and agents of Maryland corporations. Article Eighth of the Registrant's Restated Articles of Incorporation (the "Articles") authorizes the indemnification of directors and officers to the full extent required or permitted by the General Laws of the State of Maryland, now or hereafter in force, whether such persons are serving the Registrant, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. Article Eighth further provides that the foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and that no amendment or repeal of Article Eighth shall apply to or have any effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. In addition, the Registrant's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Registrant. Reference is made to Section 2-418 of the Maryland General Corporation Law and Article Eighth of the Articles, which are incorporated herein by reference.



                              2 out of 9 pages

Item 8.     EXHIBITS

  The exhibits included as part of this Registration Statement are as follows:

      Exhibit No.       Description
      ----------        -----------

            5           Opinion of Counsel

            23          Consent of Price Waterhouse LLP

            24          Power of Attorney
                        (included on signature page)

Item 9.     UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

  1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act or 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the


                              3 out of 9 pages
requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





























                              4 out of 9 pages


                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of January, 1995.

                                    SUNAMERICA INC.

                                       /s/ Jay S. Wintrob
                                    By:-------------------
                                    Jay S. Wintrob
                                    Executive Vice President

                             POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eli Broad, Jay W. Wintrob and Susan
L. Harris, and each or any one of them, as his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, jointly and severally, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, jointly and severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                    TITLE                               DATE

/s/ Eli Broad
- -------------------           President, Chief Executive
Eli Broad                     Officer
                              and Chairman of the Board
                              (Principal Executive
                              Officer)                   January 31, 1995

/s/ Scott L. Robinson
- --------------------          Senior Vice President
Scott L. Robinson             and Controller (Principal
                              Accounting Officer)        January 31, 1995

                              5 out of 9 pages


SIGNATURES                    TITLE                         DATE


/s/ David Maxwell
- ---------------------         Director                January 31, 1995
David Maxwell



/s/ Barry Munitz
- ---------------------         Director                January 31, 1995
Barry Munitz



/s/ Lester Pollack
- ---------------------         Director                January 31, 1995
Lester Pollack



/s/ Richard D. Rohr
- ---------------------         Director                January 31, 1995
Richard D. Rohr



/s/ Sanford C. Sigoloff
- ---------------------         Director                January 31, 1995
Sanford C. Sigoloff




- ---------------------         Director
Harold M. Williams



/s/ Karen Hastie-Williams
- ---------------------         Director                January 31, 1995
Karen Hastie Williams














                              6 out of 9 pages

                        Index to Exhibits


                                                Sequentially
  Item No.        Description of Item           Numbered Page

      5           Opinion of Counsel                  8
      23          Consent of Price Waterhouse LLP     9
      24          Power of Attorney
                  (included on signature page)        5













































                              7 out of 9 pages


January 31, 1995





Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:   SunAmerica Inc.
      Registration Statement on Form S-8

Ladies and Gentlemen:

Based on a review of the relevant documents and materials and on the basis of available information, and in reliance thereon, the undersigned is of the opinion that the securities to be issued by SunAmerica Inc. in connection with the SunAmerica 1995 Performance Stock Plan (the "Plan") have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

I am licensed to practice law only in the state of California and the foregoing opinion is limited to the laws of the state of California and the general corporation law of the state of Maryland.

The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,



/s/ Susan L. Harris
- --------------------
Susan L. Harris
Vice President















                              8 out of 9 pages

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 9, 1994, which appears on Page F-2 of SunAmerica Inc.'s Annual Report on Form 10-K for the year ended September 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on Page S-2 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP
Los Angeles, California
January 31, 1995







































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